UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 6, 2013

TALON INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13669	95-4654481
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

21900 Burbank Blvd., Suite 270
	Woodland Hills, California	91367
	(Address of Principal Executive Offices)	(Zip Code)

(818) 444-4100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendments to Executive Employment Agreements

On November 6, 2013, Talon International, Inc. entered into amendments to the Executive Employment Agreements of each of Lonnie D. Schnell, our Chief Executive Officer and Chief Financial Officer, and Larry Dyne, our President. The description of the amendments set forth under Item 5.02 of its Current Report is incorporated into this Item 1.01 by this reference.

Amendment to 2008 Stock Incentive Plan

Effective as of November 8, 2013, we adopted an amendment to the Talon International, Inc. 2008 Stock Incentive Plan (as amended, the “Plan”), which increased the number of shares of our common stock that may be issued pursuant to awards granted under the Plan from 4,810,000 to 15,000,000.

The amendment to the Plan has been approved by our Board of Directors and was approved by our stockholders at the Special Meeting of Stockholders held on November 8, 2013. Other than the increase in the number of shares authorized for issuance under the Plan, the remaining terms and conditions of the Plan remain unchanged. A copy of the Plan, as amended, is attached to this Report as Exhibit 10.1.

Item 2.02	Results of Operations and Financial Condition.

On November 12, 2013, Talon International, Inc. issued a press release regarding our financial results for the quarter and nine months ended September 30, 2013. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2013, Talon International, Inc. entered into amendments to the Executive Employment Agreements of each of Lonnie D. Schnell, our Chief Executive Officer and Chief Financial Officer, and Larry Dyne, our President.

Pursuant to the amendment to Mr. Schnell’s Executive Employment Agreement, (a) the term of the employment agreement was extended through December 31, 2015, and may be further extended to December 31, 2016, (b) Mr. Schnell’s annual base salary rate for the period from January 1, 2014 through the end of the term of the employment agreement was increased to $425,000, and (c) Mr. Schnell is entitled to a supplemental bonus of $25,000 payable on December 31, 2013.

Pursuant to the amendment to Mr. Dyne’s Executive Employment Agreement, (a) the term of the employment agreement was extended through December 31, 2015, and may be further extended to December 31, 2016, (b) Mr. Dyne’s annual base salary rate for the period from January 1, 2014 through the end of the term of the employment agreement was increased to $400,000, and (c) Mr. Dyne is entitled to a supplemental bonus of $25,000 payable on December 31, 2013.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On November 12, 2013, Talon International, Inc. filed an amendment to its certificate of incorporation, which increased the number of shares of our common stock authorized for issuance from 100,000,000 to 300,000,000 (the “Certificate Amendment”).

The Certificate Amendment was previously approved by our Board of Directors and was approved by our stockholders at the Special Meeting of Stockholders held on November 8, 2013. Other than the increase in the number of shares of common stock authorized for issuance, there were no other amendments to our certificate of incorporation, as amended to date.

A copy of the Certificate Amendment is attached hereto as Exhibit 3.1 and is incorporated into this Report by this reference. The descriptions of the Certificate Amendment contained herein are qualified in their entirety by reference to the full text of the amendment.

Item 5.07	Submission of Matters to a Vote of Security Holders

On November 8, 2013, Talon held a Special Meeting of Stockholders. At the special meeting, there were 91,913,217 shares entitled to vote, and 87,664,194 shares (95.4%) were represented at the meeting in person or by proxy.

The following summarizes vote results for those matters submitted to Talon’s stockholders for action at the Special Meeting:

1.	Proposal to approve an amendment to Talon’s Certificate of Incorporation to increase the number of shares of common stock authorized to be issued by Talon from 100,000,000 to 300,000,000.

For	Against	Abstain	Broker Non-Votes
81,507,497	6,069,555	72,992	14,150

2.	Proposal to approve an amendment to Talon’s Certificate of Incorporation to allow for a reverse split of our outstanding shares of common stock.

For	Against	Abstain	Broker Non-Votes
83,804,755	3,845,087	14,352	0

3.

Proposal to approve an amendment to the Amended and Restated Talon International, Inc. 2008 Stock Incentive Plan to increase the maximum number of shares of common stock that may be issued pursuant to awards granted under the plan from 4,810,000 to 15,000,000 shares of common stock.

For	Against	Abstain	Broker Non-Votes
72,209,436	3,614,682	107,319	11,732,757

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Amendment to Certificate of Incorporation.

10.1†	Second Amended and Restated Talon International, Inc. 2008 Stock Incentive Plan.

10.2†	Amendment No. 2 to Executive Employment Agreement, dated as of February 6, 2013, between the Registrant and Lonnie D. Schnell.

10.3†	Amendment No. 2 to Executive Employment Agreement, dated as of February 6, 2013, between the Registrant and Larry Dyne.

99.1*	Press Release dated November 12, 2013, published by the Registrant.

†	Indicated as management contract or compensatory plan.

*	This exhibit is furnished, not filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON INTERNATIONAL, INC.

Date: November 12, 2013	By:	/s/ Lonnie D. Schnell
Lonnie D. Schnell, Chief Executive Officer

5